                                  EXHIBIT 10.1

                       THIRD AMENDMENT TO CREDIT AGREEMENT

                  THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment" or "Third Amendment") has been executed as of the 3rd day of July, 2002, (the "Third Amendment Effective Date"), by INDIAN-MARTIN AG, a Swiss corporation, ("Company"), and BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association ("Bank").

                                    RECITALS

                  1. Company and Bank (collectively, the "Parties") are parties to a Credit Agreement, dated as of May 15, 2000, which has been amended by a First Amendment to Credit Agreement dated as of May 14, 2001, and a Second Amendment to Credit Agreement dated as of May 13, 2002 (as in effect immediately prior to the execution of this Amendment, the "Existing Agreement").

                  2. The Parties have determined that it is in their best interests to amend the Existing Agreement, effective as of the Third Amendment Effective Date, as set forth in this Third Amendment, and subject to the terms and conditions of this Third Amendment.

                                    AGREEMENT

                  NOW THEREFORE, in consideration of the Recitals and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by each of the Parties to this Third Amendment, it is agreed as follows:

                  1. DEFINITIONS. Terms which are defined in the Existing Agreement shall have the same meanings in this Amendment as are ascribed to them in the Existing Agreement, as amended hereby, excepting only those terms which are expressly defined in this Amendment, which shall have the meanings ascribed to them in this Amendment.

                  2. AMENDMENTS TO EXISTING AGREEMENT.

                  (a) AMENDMENTS TO DEFINITIONS. The following definitions, which are set forth in Section 1.02 of the Existing Agreement, are amended and restated in their entirety as of the Third Amendment Effective Date to read as follows:

                  "BORROWING BASE" means, at any date a determination thereof is made, an amount equal to the sum of: eighty percent (80%) of the book value of the Eligible Accounts PLUS one hundred percent (100%) of the Pledged Cash, LESS the amount of excess, if any, by which the aggregate Eligible Accounts outstanding at any time from any account debtor and its Affiliates exceeds fifteen percent (15%) of aggregate Eligible Accounts on such date of determination; provided however, that such concentration limitation shall not apply to Eligible Accounts owed by Sears Roebuck, Inc. so long as such account debtor is rated at least BBB/Baa2, or better on the senior unsecured debt ratings established from time to time by S&P and Moody's, respectively. For purposes of the Borrowing Base calculations provided herein, the Parties acknowledge and agree that from time to time there may be discrepancies (attributable to write-offs, incomplete payments, returns, disputes, discounts and other assorted credit memo balances) as to the amount of the Eligible Accounts shown by the Company on the Borrowing Base Certificate and the consolidated total of summary agings as to all Purchased Accounts Receivable which are prepared by each of the Escalade Domestic Subsidiaries, as servicing agents for the Company, both of which reports are submitted to the Bank as of the same date and are meant to define the same body of Eligible Accounts at that point in time. The effect of such discrepancies is such that the amount of Eligible Accounts shown on the Company's Borrowing Base Certificate is occasionally and unwittingly shown to be a greater amount than the amount to which Eligible Accounts then actually total. From and after the Third Amendment Effective Date, the Parties agree that the Bank shall be authorized and entitled to calculate the Company's Borrowing Base as of any given date to the amount which is the lesser of (i) the amount of Eligible Accounts shown by the Company on the Borrowing Base Certificate, and (ii) the aggregate total of Purchased Accounts Receivable shown on the summary agings prepared and submitted as of even date by the Escalade Domestic Subsidiaries. Stated alternatively, to the extent that an otherwise Eligible Account is subject to any claimed set-off, offset, credit or other reduction right held by the account receivable debtor, then for purposes of determining the Borrowing Base the amount of such Eligible Account shall be reduced by the sum of all such claimed offsets, credits and reductions to the extent not covered by the Escalade Domestic Subsidiary, or Subsidiaries, that sold the Eligible Accounts to the Company.

                  "BORROWING BASE CERTIFICATE" means a certificate (in form and substance substantially the same as EXHIBIT "B" attached to the Third Amendment) which is required to be delivered to the Bank in accordance with Section 5.01(c)(6) of this Agreement.

                  "MAXIMUM AVAILABILITY" means as of the date any determination thereof is to be made, the lesser of: (i) the Borrowing Base as of such date, and (ii) the following amounts during the respective time periods described:


                 $15,000,000.00   Third Amendment Effective Date through July 14, 2002
                 $20,000,000.00   July 15, 2002 through August 31, 2002
                 $30,000,000.00   September 1, 2002 through December 31 , 2002
                 $20,000,000.00   January 1, 2003 through January 31, 2003
                 $10,000,000.00   February 1, 2003 through May 31, 2003
                 $20,000,000.00   June 1, 2003 through Scheduled Maturity Date


                  "SCHEDULED MATURITY DATE" means July 15, 2003 and any subsequent date to which the Commitment may be extended by Bank pursuant to the terms of Section 2.01(d).

                  (b) NEW DEFINITIONS. Section 1.02 of the Existing Agreement is hereby amended, effective as of the Third Amendment Effective Date, by adding thereto in appropriate alphabetical sequence the following new definitions:

                  The term "COMMITMENT" has the meaning ascribed to such term in
                  Section 2.01(a) of this Agreement.

                  The term "PARTIES" means the Company and the Bank.

                  The term "THIRD AMENDMENT" means the Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, executed by and between the Parties.

                  The term "THIRD AMENDMENT EFFECTIVE DATE" is used as defined in the Preamble of the Third Amendment.

                  The term "UNUSED COMMITMENT FEE PERCENTAGE" means twenty-five
                  (25) B.P. PER ANNUM.

                  The term "UNUSED LOAN COMMITMENT" has the meaning ascribed to such term in Section 2.01(h) of this Agreement.

                  (c) PARTIAL AMENDMENT OF SECTION 2.01(a). Section 2.01(a) of the Existing Agreement is amended in part as of the Third Amendment Effective Date by adding to the end of the first sentence thereof immediately before the period the additional phrase . . . "(the "Commitment")."

                  (d) PARTIAL AMENDMENT OF SECTION 2.01(b). Section 2.01(b) of the Existing Agreement is amended in part as the Third Amendment Effective Date by amending and restating the first sentence thereof to read as follows:

                  "(b) METHOD OF BORROWING. The Obligation of the Company to repay the Loan shall be evidenced by a promissory note (the "NOTE") of the Company (in form and substance substantially the same as EXHIBIT "I" attached to the Third Amendment)."

                  (e) PARTIAL AMENDMENT OF SECTION 2.01. Section 2.01 of the Existing Agreement is amended in part as of the Third Amendment Effective Date by adding thereto a new Section 2.01(h) which reads as follows:

                  "(h) UNUSED COMMITMENT FEE. In addition to interest on the Loan, the Company shall pay to the Bank an unused commitment fee for each partial or full fiscal quarter during which Advances under the Loan are available equal to the Unused Commitment Fee Percentage in effect at the close of such partial or full fiscal quarter times the daily average "Unused Loan Commitment" (as defined in the following sentence) for such partial or full fiscal quarter multiplied by a fraction, the numerator of which shall be the number of calendar days in such partial or full fiscal quarter and the denominator of which is 360. As used herein, the term "UNUSED LOAN COMMITMENT" means, as of the close of each calendar day for which a determination thereof is to be made, the positive difference, if any, which results from subtracting from the authorized Maximum Availability under the Commitment the outstanding principal balance of the Loan at the close of such calendar day. Unused commitment fees for each fiscal quarter shall be due and payable within ten (10) days following the Bank's submission, following the close of such quarter, of a statement of the amount due. Such fees may be debited by the Bank when due to any demand deposit account of the Company carried with the Bank without further authority, notice or demand.

                  (f) PARTIAL AMENDMENT OF SECTION 5.01(c). Section 5.01(c) of the Existing Agreement is amended in part as of the Third Amendment Effective Date by amending and restating subsections (6), (7), (8) and (9) to read as follows:

                           "(6) BORROWING BASE CERTIFICATE. A Borrowing Base
                  Certificate evidencing the Borrowing Base as of the close of the last prior Banking Day, on the date of the initial Advance. For each four (4) week period, the Company shall also provide a Borrowing Base Certificate as of the last Banking Day of such four (4) week period by the tenth (10th) Banking Day of the next successive four (4) week period.

                           (7) AGINGS. Summary agings as to all Purchased
                  Accounts Receivable which are outstanding on the books and records of the Company as of the last Banking Day of each four
                  (4) week period, which agings shall be provided to the Bank by the tenth (10th) Banking Day of the next successive four (4) week period.

                           (8) TOP TEN LIST. A list of the Company's ten (10)
                  largest account debtors, determined based upon the balance of account receivable then owed, as of the last Banking Day of each four (4) week period, which list shall be provided to the Bank by the tenth (10th) Banking Day of the next successive four
                  (4) week period.

                           (9) OTHER INFORMATION. From time to time all such
                  other information, data and documents concerning the Company as the Bank may reasonably request."

                  (g) AMENDMENT OF SECTION 5.01(h)(i). Section 5.01(h)(i) of the Existing Agreement is amended as of the Third Amendment Effective Date by restating same to read as follows:

                           "(i) MINIMUM TANGIBLE CAPITAL BASE. The Company shall
                  at all times from and after the Third Amendment Effective Date maintain a Tangible Capital Base of not less than Five Million Dollars ($5,000,000) through and including the payment and satisfaction in full of all Obligations and termination of this Agreement."

                  3. REPRESENTATIONS AND WARRANTIES. Company represents and warrants to Bank that:

                  (a) (i) The execution, delivery and performance of this Amendment and all agreements and documents delivered pursuant hereto by Company have been duly authorized by all necessary corporate action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction or writ presently in effect applying to Company, or its articles of incorporation, or result in a breach of or constitute a default under any material agreement, lease or instrument to which Company is a party or by which it or any of its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental authority, department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by Company of this Amendment and all agreements and documents delivered pursuant hereto; and (iii) this Amendment and all agreements and documents delivered pursuant hereto by Company are the legal, valid and binding obligations of Company, as a signatory thereto, and are enforceable against Company in accordance with the terms thereof.

                  (b) After giving effect to the amendments contained in this Amendment, the representations and warranties contained in Article III of the Agreement are true and correct on and as of the Third Amendment Effective Date with the same force and effect as if made on and as of the Third Amendment Effective Date, except that the representation in Section 3.01(d) of the Agreement shall be deemed to refer to the Financial Statements of Company most recently delivered to Bank prior to the Third Amendment Effective Date.

                  (c) No Event of Default has occurred and is continuing or will exist under the Agreement as of the Third Amendment Effective Date.

                  4. CONDITIONS. The obligation of Bank to execute and to perform this Amendment shall be subject to full satisfaction of the following conditions precedent on or before the Third Amendment Effective Date:

                  (a) Copies, certified as of the Third Amendment Effective Date, of such corporate documents of Company, as Bank may request evidencing necessary corporate action by Company with respect to this Third Amendment.

                  (b) This Amendment and the Note dated as of the Third Amendment Effective Date shall have been duly executed and delivered by Company to Bank and this Amendment shall have been executed by Bank.

                  (c) Bank shall have received such additional agreements, documents and certifications, fully executed by Company as may be reasonably requested by Bank.

                  5. CONSENT TO DIVIDEND. Company has requested, and Bank hereby agrees, that Company may at any time during the ninety (90) day period following the Third Amendment Effective Date pay a one-time only dividend in an amount not to exceed $7,000,000 to Escalade, notwithstanding the prohibition otherwise contained in Section 5.02(a) of the Existing Agreement.

                  6. WAIVER OF DEFAULT. Bank hereby waives as of the Third Amendment Effective Date each covenant violation committed by Company and arising pursuant to the terms and provisions of Section 5.01(c)(7) of the Existing Agreement from and after the Second Amendment Effective Date and continuing through the Third Amendment Effective Date in respect of Company's failed Obligation to provide summary agings of Purchased Accounts Receivable with the frequency and timeliness as required by such Section 5.01(c)(7).

                  7. SUPPLEMENTAL DOCUMENTS AND FURTHER ASSURANCES. Company shall at any time on or after the Third Amendment Effective Date, and upon the request of Bank, execute and deliver, or cause to be executed and delivered, such additional documents, agreements and instruments as may be reasonably required by Bank or appropriate to give full force and effect to the intents and purposes of this Amendment and the Agreement. Company's failure to comply with the terms of this Section 7 within thirty (30) days after Bank's request shall at Bank's sole discretion and election be deemed an Event of Default under
Section 7.01 of the Agreement.

                  8. BINDING ON SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the Parties and each of their respective successors, assigns and legal representatives.

                  9. GOVERNING LAW/ENTIRE AGREEMENT/SURVIVAL. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such state and without giving effect to the choice or conflicts of laws, rules or principles of any foreign or domestic jurisdiction. This Amendment constitutes and expresses the entire understanding between the Parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether express or implied, oral or written. All covenants, agreements, undertakings, representations and warranties made in this

Amendment shall survive the execution and delivery of this Amendment, and shall not be affected by any investigation made by any Person. Except as expressly provided otherwise in this Amendment, the Existing Agreement, as amended hereby, remains in full force and effect in accordance with its terms and provisions.

                  IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered by their respective duly authorized signatories as of the Third Amendment Effective Date.

INDIAN-MARTIN AG,                               BANK ONE, INDIANA,
a corporation organized and existing              NATIONAL ASSOCIATION
under the laws of Switzerland




By:   Lars Haussmann                              By:   Steven P. Clemens
   ------------------------                          ---------------------------
   Lars Haussmann (Director)                         Steven P. Clemens, First
                                                      Vice President

           ("Company")                                       ("Bank")

                           BORROWING BASE CERTIFICATE

                  INDIAN-MARTIN AG ("Borrower"), by its duly Authorized officer and in accordance with the requirements of that certain Credit Agreement, dated as of May 15, 2000, as amended, restated and/or supplemented from time to time and at any time (the "Agreement'), between Borrower and BANK ONE, INDIANA, NATIONAL ASSOCIATION ("Bank") hereby certifies to Bank that: (a) Borrower's Borrowing Base is $ _______, as of _______, (the "Report Date"); and (b) attached to this Borrowing Base Certificate is a calculation of Borrower's Eligible Accounts and Pledged Cash as of the Report Date, together with supporting information and data showing Borrower's determination of the Borrowing Base. Terms which are defined in the Agreement shall have the same meanings herein.

                  Date:                           , 200__.
                       ---------------------------

                                                  INDIAN-MARTIN AG



                                                  By:
                                                     ---------------------------
                                                     Lars Haussmann (Director)


                                  Exhibit "B"


                                            CALCULATION OF BORROWING BASE

Gross Accounts Receivable                                                               $                   (1)
                                                                                         ------------------

Less:    (a)   61 or more days Delinquent
                                                               -----------------
         (b)   Account Debtor Bankrupt
                                                               -----------------
         (c)   Account Not Invoiced
                                                               -----------------
         (d)   Unshipped Goods
                                                               -----------------
         (e)   Conditional Obligation
                                                               -----------------
         (f)   No Security Interest
                                                               -----------------
         (g)   Affiliate/Governmental A/R
                                                               -----------------
         (h)   Evidenced by Instrument
                                                               -----------------
         (i)   Charged-off Accounts
                                                               -----------------
         (j)   10% "Taint" Rule Accounts
                                                               -----------------
               (less amount included on line (a))
         (k)   Adjustment due to Escalade Domestic
               Subsidiaries' aggregate agings being less than
               Gross Receivables above (amount of difference)
                                                               -----------------

Subtotal of Exclusions from Eligible Accounts (a though k)                            - $                   (2)
                                                                                         ------------------

Eligible Accounts (Line 1, minus Line 2)                                                $                   (3)
                                                                                         ------------------

Eligible Accounts Component of Borrowing Base (Line 3 X 80%)                            $                   (4)
                                                                                         ------------------

Pledged Cash (Valued @ 100%)                                                            $                   (5)
                                                                                         ------------------

Other Account Exclusions from Borrowing Base
         (l)   Any claimed set-offs, offsets, credits
               or other reduction rights held by an
               account debtor respecting an Eligible
               Account
                                                               -----------------
         (m)   Excess >15% of aggregate Eligible
               Accounts of any account debtor (other
               than Sears Roebuck, Inc.)                       -----------------

                                                              SUBTOTAL                  $                   (6)
                                                                                         ------------------

Borrowing Base (Line 4, plus Line 5, minus Line 6)                                      $                   (7)
                                                                                         ------------------

Less:    Outstanding Loan Balance                                                     - $                   (8)
                                                                                         ------------------

Available Credit, or (repayment required)                                               $                   (9)
                                                                                         ------------------
         (Line 7 minus Line 8)


                                 REVOLVING NOTE

$30,000,000.00                                              Dated:  July 3, 2002
                                                             Due:  July 15, 2003


                  FOR VALUE RECEIVED, on or before July 15, 2003, INDIAN-MARTIN AG, a corporation organized and existing under the laws of Switzerland ("COMPANY"), unconditionally promises to pay to the order of BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association ("BANK"), at Bank One Tower, Mail Code IN 1-0046, 111 Monument Circle, Indianapolis, IN 46277, or such other place as Bank may designate by written notice to Company, the principal sum of Thirty Million Dollars and 00/100 ($30,000,000.00), or so much of such amount as may be disbursed by Bank as Advances made on the Loan under the terms of the Credit Agreement (as hereinafter defined), together with interest thereon at the rates and calculated as provided in the Credit Agreement. Interest accruing on the principal balance of this Note outstanding from time to time shall be due and payable by Company on such dates and in accordance with the terms of the Credit Agreement. All amounts paid on this Note shall be applied in accordance with the terms of the Credit Agreement.

                  This Note is the "Note" referred to in the Credit Agreement, to which reference is made for the conditions and procedures under which Advances, payments, readvances and repayments may be made prior to the maturity of this Note, for the terms upon which Company may make prepayments from time to time and at any time prior to the maturity of this Note and the terms of any prepayment premiums, penalties and other charges which may be due and payable in connection therewith, and for the terms and conditions upon which the maturity of this Note may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable.

                  If any installment of principal or interest due under the terms of this Note prior to maturity is not paid in full within ten (10) days of the date when due, then Bank at its option and without prior notice to Company, may assess a late payment fee in an amount equal to the greater of Twenty Five and 00/100 Dollars ($25.00) or Five Percent (5%) of the amount past due up to the maximum of $1,500.00 per late charge. Each late payment fee assessed shall be due and payable on the earlier of the next regularly scheduled interest payment date or the maturity of this Note. Waiver by Bank of any late payment fee assessed, or the failure of Bank in any instance to assess a late payment fee shall not be construed as a waiver by Bank of its right to assess late payment fees thereafter.

                  If any installment of interest due under the terms of this Note falls due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day and interest will be payable at the applicable rate for the period of such extension.

                  All amounts payable under this Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys' fees.


                                  Exhibit "I"

                  The holder of this Note, at its option, may make extensions of time for payment of the indebtedness evidenced by this Note, or approve reductions of the payments thereon, release any Collateral securing payment of such indebtedness or accept a renewal Note or Notes therefor, all without notice to Company or any endorser(s), and Company and all endorsers hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Company and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Note and each of them consents to all extensions of the time of payment thereof.

                  As used in this Note, the term "Credit Agreement" means that certain Credit Agreement, dated as of May 15, 2000, by and between Company and Bank, as the same hereafter may be amended, modified and/or restated from time to time and at any time. Terms which are defined in the Credit Agreement and which are not otherwise defined in this Note shall have the same meanings in this Note as are ascribed to them in the Credit Agreement. The principal amount of this Note outstanding from time to time shall be determined by reference to the books and records of Bank on which shall be recorded each Advance under the Loan evidenced by this Note, and all payments by Company on account of such Loan. Such books and records shall be deemed PRIMA FACIE to be correct as to such matters, absent demonstrative or manifest error.

                  This Note is made under and will be governed in all cases by the substantive laws of the State of Indiana without reference to the choice or conflicts of laws rules or principles of any foreign or domestic jurisdiction.

                                INDIAN-MARTIN AG, a corporation organized
                                     and existing under the laws of Switzerland



                                By:
                                   ---------------------------------------------
                                   Lars Haussmann (Director)


                                       2